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                                                        EXHIBIT 2
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

                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                    Salomon Brothers Asset Management Inc, an investment advisor in accordance with
                    Section 240.13d-1(b) (1)(ii)(E)

                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary(s) which acquired the Securities filed for in this Schedule 13G.


                    Date: February 6, 2003



                                         SALOMON SMITH BARNEY HOLDINGS INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                         Name:  Joseph B. Wollard
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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